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                      SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made this 31st day of March 1999 between JCSHO, Inc. f/k/a Intersound, Inc., a Minnesota corporation ("JCSHO"), and Platinum Entertainment, Inc., a Delaware corporation ("Platinum").

     WHEREAS, pursuant to an Asset Purchase Agreement dated November 13, 1996, as amended January 31, 1997 ("Asset Purchase Agreement"), Platinum agreed to purchase (through its wholly-owned subsidiary River North Studios, Inc. ("River North")) certain assets from JCSHO. As part of the Asset Purchase Agreement, Platinum executed two convertible promissory notes payable to JCSHO or its successors or assigns (collectively, "Promissory Notes"). One promissory note, dated January 31, 1997, was in the amount of $1,875,000. The second promissory note, dated January 31, 1997, was in the amount of $3,125,000.

     WHEREAS, JCSHO, Platinum, River North and Midwest Trust Services, Inc. entered into an Indemnity Escrow Agreement dated January 31, 1997 whereby Platinum delivered the $1,875,000 promissory note to an escrow agent, Midwest Trust Services, Inc.

     WHEREAS, on June 8, 1998, JCSHO informed Platinum of its election to convert the outstanding principal of the Promissory Notes into shares of Platinum stock (the "Conversion Shares"). As a result of JCSHO's election, the $1,875,000 promissory note was converted into 191,326 Conversion Shares, and the $3,125,000 promissory note was converted into 318,877 Conversion Shares.

     WHEREAS, on January 29, 1998, Platinum delivered to JCSHO and Midwest Trust Services, Inc. a "Notice of Claim" in which Platinum asserted JCSHO breached the Asset Purchase Agreement and the Indemnity Escrow Agreement.

     WHEREAS, on February 26, 1998, JCSHO delivered to Platinum and Midwest Trust Services, Inc. a "Notice of Dispute" in which it denied the claims alleged in the Notice of Claim.

     WHEREAS, there is a pending action entitled JCSHO, INC. F/K/A INTERSOUND, INC. V.

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PLATINUM ENTERTAINMENT, INC., No. 97-2479 MJD/AJB (D. Minn.), in which JCSHO has asserted certain claims against Platinum and Platinum has asserted certain claims against JCSHO, all of which arise from or relate to Platinum's acquisition of certain assets of JCSHO pursuant to the Asset Purchase Agreement.

     WHEREAS, Platinum has denied and continues to deny all of JCSHO's claims, and JCSHO has denied and continues to deny all of Platinum's claims.

     WHEREAS, Platinum and JCSHO wish to settle their disputes and to terminate the pending litigation.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. On the same day as the execution of this Agreement, Platinum and JCSHO will jointly direct Midwest Trust Services, Inc., pursuant to paragraph 7(b) of the Indemnity Escrow Agreement, to release the 191,326 Conversion Shares in its possession to Platinum, and all obligations of the parties pursuant to the Indemnity Escrow Agreement shall expire upon the delivery of the 191,326 Conversion Shares to Platinum.

2. On the same day as counsel for JCSHO delivers this Settlement Agreement to counsel for Platinum, Platinum will deliver to JCSHO 306,122 (60%) of the 510,203 Conversion Shares. Prior to delivery of the Conversion Shares to JCSHO, Platinum will ensure that the Conversion Shares do not bear any restrictive legends. At the request of JCSHO, Platinum shall provide an opinion of counsel and/or directions to any transfer agent or other third party that the 306,122 Conversion Shares may be resold without registration pursuant to Rule 144(k), provided that JCSHO meets all the requirements thereof.

3.  Platinum will retain the remaining 204,081 (40%) Conversion Shares.

4. JCSHO and Platinum mutually release, acquit, and forever discharge each other and their respective agents, assigns, officers, employees, directors, shareholders, subsidiaries, successors, affiliates, partnerships, limited partnerships and corporations


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    from any and all causes of action, rights of action, claims, counterclaims or cross claims of any kind or nature whatsoever, whether based in law or in equity, whether known or unknown, of whatever kind and howsoever arising, which each has or ever had against the other, arising by reason of conduct occurring on or before the date of this Agreement.

5. The parties expressly agree that the mutual releases set forth above in paragraph 4 will not discharge any obligation under this Agreement or operate to release claims of Platinum or JCSHO against any other parties not specifically released, and all claims against other parties are reserved as to such parties.

6. JCSHO and Platinum will file with the United States District Court for the District of Minnesota documents necessary to effectuate the dismissal with prejudice, and without attorneys' fees and costs, of all claims asserted in the pending action.

7. The parties agree that the provisions of this Agreement are severable and that in the event that any provision of this Agreement should be held invalid by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

8. The terms of this Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, all parties hereto and their respective personal representatives, heirs, successors and assigns.

9. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party hereto.

10. This Agreement shall not be amended except by a writing signed by all parties hereto.

11. The parties represent that they have had an adequate opportunity to discuss all aspects of this Agreement with their respective attorneys, that they understand all of the provisions of this Agreement and that they are voluntarily accepting its terms, and that the person executing this Agreement on its behalf is authorized to do so.

12. The parties agree that this Agreement may be executed in photocopied or telecopied

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    counterparts.  All executed counterparts shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of March 31, 1999.



JCSHO, Inc. f/k/a Intersound, Inc.                Platinum Entertainment, Inc.

By:     /s/ Donald R. Johnson                     By: /s/Thomas R. Leavens
     --------------------------------              -------------------------
Title: President                                  Title: General Counsel and
                                                         Senior Executive VP